UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

filed pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2003

DELUXE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 483-7111

N/A

(Former name or former address, if changed since last report.)

Page 1 of 4 Pages

Exhibit Index on Page 4

Item 5. Other Events.

Deluxe Corporation (the “Company”) has entered into a Distribution Agreement, dated September 2, 2003, with Credit Suisse First Boston LLC, Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC for the public offering of up to $250,000,000 aggregate principal amount of its Medium-Term Notes (the “Notes”) to be issued from time to time pursuant to the Indenture, dated April 30, 2003 (the “Indenture”), by and between the Company and Wells Fargo Bank Minnesota, N.A. as Trustee, and the Officers’ Certificate and Company Order, dated September 2, 2003, pursuant to Sections 201, 301 and 303 of the Indenture. The Notes will be issued under the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-104858) (the “Registration Statement”).

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed as part of this report and as exhibits to the Registration Statement.

1.1	Distribution Agreement, dated September 2, 2003, by and among the Company and Credit Suisse First Boston LLC, Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC, as agents.

4.1	Indenture, dated April 30, 2003, by and between the Company and Wells Fargo Bank Minnesota, N.A., as Trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (Registration No. 333-104858) filed with the Commission on April 30, 2003).

4.2	Officers’ Certificate and Company Order, dated September 2, 2003, pursuant to Sections 201, 301 and 303 of the Indenture.

4.3	Specimens of the Notes
(a)	Global Fixed Rate Note;
(b)	Global Floating Rate Note; and
(c)	Global Original Issue Discount Zero Coupon Note.

5.1	Opinion of Dorsey & Whitney LLP

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2003

DELUXE CORPORATION

By:	/s/ ANTHONY C. SCARFONE
Anthony C. Scarfone Senior Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

(c)	Exhibits		Page No.

	1.1	Distribution Agreement, dated September 2, 2003, by and among the Company, Credit Suisse First Boston LLC, Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC, as distributor.

	4.2	Officers’ Certificate and Company Order, dated September 2, 2003, pursuant to Sections 201, 301 and 303 of the Indenture.

	4.3	Specimens of the Notes
(a) Global Fixed Rate Note;
(b) Global Floating Rate Note; and
(c) Global Original Issue Discount Zero Coupon Note.

	5.1	Opinion of Dorsey & Whitney LLP

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